UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2014

ACTAVIS PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-13305	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Actavis Capital Revolving Credit Agreement

On June 30, 2014, Actavis plc (“Actavis”), Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand-Duchy of Luxembourg (“Actavis Capital”), Actavis, Inc., Bank of America, N.A. and a syndicate of banks participating as lenders entered into an amendment agreement (the “Revolver Amendment”) to amend and restate Actavis Capital’s existing $750 million senior unsecured amended and restated revolving credit loan facility dated as of September 16, 2011, as amended by that certain Revolving Credit Amendment Agreement, dated as of August 1, 2013 (the “Existing Revolver”). The Revolver Amendment became effective in accordance with its terms on June 30, 2014.

The Revolver Amendment, among other things described below or more fully set forth in the Amended and Restated Revolver (as defined below): (i) modifies the consolidated leverage ratio financial covenant to (a) permit the consummation of the Mergers (as defined below) and (b) conform to the maximum consolidated leverage ratio financial covenant contained in Actavis Capital’s amended and restated unsecured term loan credit facility, dated March 31, 2014, (ii) permits certain intercompany restructuring transactions following the Mergers, (iii) permits the consummation of the Mergers (including assumption of any indebtedness of Forest Laboratories, Inc. (“Forest”) (other than Forest’s Existing Credit Agreement (as defined below)), (iv) updates the definition of the Foreign Account Tax Compliance Act, (v) amends the covenants to provide subsidiary guarantees, (vi) provides for a guaranty by Warner Chilcott Limited, a Bermuda company, and (vii) amends the negative covenants to include limitations on the activities of Actavis plc and certain of its subsidiaries. In addition, the Revolver Amendment will extend the maturity of the Existing Revolver by one year, to September 16, 2018 (or if such day is not a business day, the next preceding business day). The Existing Revolver, as amended by the Revolver Amendment, is referred to herein respectively as the “Amended and Restated Revolver”. The date of the consummation of the Mergers is referred to herein as the “Closing Date”.

Interest Rate and Amortization

The Amended and Restated Revolver provides that loans thereunder will bear interest, at Actavis Capital’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from 0.00% per annum to 0.75% per annum depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from 0.875% per annum to 1.75% per annum depending on the Debt Rating.

The Amended and Restated Revolver will now mature on September 16, 2018 (or if such day is not a business day, the next preceding business day).

Guarantees

The Amended and Restated Revolver provides that all obligations thereunder will be jointly and severally guaranteed by (i) Actavis, (ii) Warner Chilcott Limited, (iii) Actavis, Inc. (iv) Actavis Funding SCS, and (v) any subsidiary of Warner Chilcott Limited (other than Actavis Capital) that becomes a guarantor of third party indebtedness of Actavis Capital in an aggregate principal amount exceeding $350,000,000 (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Actavis).

Representations, Covenants and Events of Default

The Amended and Restated Revolver contains customary representations and warranties, financial reporting covenants and other affirmative and negative covenants and events of default (the occurrence of which may trigger an acceleration of amounts outstanding under the Amended and Restated Revolver).

In addition, Actavis shall be required to comply with a quarterly total leverage maintenance covenant that is substantially similar to the covenant in the Existing Revolver.

The foregoing description is qualified in its entirety by reference to the text of (i) the Revolver Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference and (ii) the Amended and Restated Revolver, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Actavis Capital Cash Bridge and Guaranty Agreement

On June 30, 2014, Actavis Capital, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, Bank of America, N.A. and a syndicate of banks participating as lenders entered into the Cash Bridge Credit and Guaranty Agreement (the “Cash Bridge Agreement”). Pursuant to the Cash Bridge Agreement, certain lenders party thereto have committed to provide term loans (“Cash Bridge Loans”) in an aggregate amount not to exceed $2.4 billion. The Cash Bridge Loans will mature on the date which is 60 days after the Closing Date. The proceeds of the Cash Bridge Loans will be used to fund the Merger. The Cash Bridge Agreement became effective in accordance with its terms on June 30, 2014.

Interest Rate and Amortization

The Cash Bridge Agreement provides that loans thereunder will bear interest, at Actavis Capital’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from 0.125% per annum to 0.875% per annum depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from 1.125% per annum to 1.875% per annum depending on the Debt Rating.

The Cash Bridge Loans will mature on the date which is 60 days after the Closing Date

Guarantees

The Cash Bridge Agreement provides that all obligations thereunder will be jointly and severally guaranteed by (i) Warner Chilcott Limited, (ii) Actavis, Inc., (iii) Actavis Funding SCS and (iv) any subsidiary of Warner Chilcott Limited (other than Actavis Capital) that becomes a guarantor of third party indebtedness of Actavis Capital in an aggregate principal amount exceeding $350,000,000 (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Warner Chilcott Limited).

Representations, Covenants and Events of Default

The Cash Bridge Agreement contains customary representations and warranties, financial reporting covenants and other affirmative and negative covenants and events of default (the occurrence of which may trigger an acceleration of amounts outstanding under the Cash Bridge Agreement).

In addition, Actavis shall be required to comply with a quarterly total leverage maintenance covenant that is substantially similar to the covenant in the Amended and Restated Revolver.

The foregoing description is qualified in its entirety by reference to the text of the Cash Bridge Agreement, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Guarantor Joinders to Existing Credit Facilities

On July 1, 2014, Warner Chilcott Limited entered into a guarantee of (a) the existing senior unsecured term loan credit facility (the “Actavis Term Loan Facility”) of Actavis Capital, (b) the existing senior unsecured revolving credit facility of Actavis Capital and (c) the existing senior unsecured term loan credit facility of Warner Chilcott Finance, LLC, a Delaware limited liability company, Actavis WC 2 S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, Warner Chilcott Company, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico, and Warner Chilcott Corporation, a Delaware limited liability company. In addition, Actavis Funding SCS entered into a guarantee of the Actavis Term Loan.

Forest Supplemental Indentures – Assumption by Merger Sub 2 and Actavis Guarantee

On July 1, 2014, Tango Merger Sub 2 LLC (“Merger Sub 2”), as successor to Forest following the completion of the Mergers (as defined below), entered into supplemental indentures (the “5.00% Forest Supplemental Indentures”) to Forest’s indenture dated as of December 10, 2013 for the issuance of Forest’s $1,200 million in aggregate principal amount of outstanding 5.00% Senior Notes due 2021 (the “5.00% Forest Notes”), among Forest and Wells Fargo Bank, National Association, as trustee.

On July 1, 2014, Merger Sub 2, as successor to Forest following the completion of the Mergers, entered into supplemental indentures (the “4.375% Forest Supplemental Indentures”) to Forest’s indenture dated as of January 31, 2014 for the issuance of Forest’s $1,050 million in aggregate principal amount of outstanding 4.375% Senior Notes due 2019 (the “4.375% Forest Notes”), among Forest and Wells Fargo Bank, National Association, as trustee.

On July 1, 2014, Merger Sub 2, as successor to Forest following the completion of the Mergers, entered into supplemental indentures (the “4.875% Forest Supplemental Indentures” and, together with the 5.00% Forest Supplemental Indentures and the 4.375% Forest Supplemental Indentures, the “Forest Supplemental Indentures”) to Forest’s indenture dated as of January 31, 2014 for the issuance of Forest’s $750 million in aggregate principal amount of outstanding 4.875% Senior Notes due 2021 (the “4.875% Forest Notes” and, together with the 5.00% Forest Notes and the 4.375% Forest Notes, the “Forest Notes”), among Forest and Wells Fargo Bank, National Association, as trustee.

The Forest Supplemental Indentures provide for the assumption by Tango Merger Sub 2 LLC (“Merger Sub 2”) of Forest’s obligations under the Forest Notes, and a full and unconditional guarantee by Actavis plc of Merger Sub 2’s obligations under the Forest Notes. Upon the execution of the Forest Supplemental Indentures, Forest’s waiver and amendment, dated June 12, 2014 to its registration rights agreements dated as of (i) December 10, 2013 providing for registration rights with respect to the 5.00% Forest Notes and (ii) January 31, 2014 providing for registration rights with respect to the 4.375% Forest Notes and the 4.875% Forest Notes, and the related supplemental indentures, became effective. The Forest Supplemental Indentures are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, to this Current Report and are incorporated by reference as if set forth in full.

Indemnification Agreements

Effective July 1, 2014, Actavis entered into deeds of indemnification (the “Deeds of Indemnification”) with certain directors and officers of Actavis. The Deeds of Indemnification provide indemnification to such directors and officers to the fullest extent permitted by the laws of Ireland, and in accordance with Actavis’ Memorandum and Articles of Association, for all expenses actually and reasonably incurred in any action or proceeding in which the officer or director is or may be involved in by reason of the fact that he or she is or was a Actavis officer or director, on the terms and conditions set forth in the Deeds of Indemnification. Further, Actavis agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Deeds of Indemnification. The Deeds of Indemnification also provide procedures for requesting and obtaining indemnification and advancement of expenses.

Effective July 1, 2014, Actavis W.C. Holding Inc. (“U.S. Holdco”), an indirectly wholly -owned subsidiary of Actavis, entered into indemnification agreements (the “Holdco Indemnification Agreements”) with certain directors and executive officers of Actavis. The Holdco Indemnification Agreements provide indemnification to such directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, and in accordance with U.S. Holdco’s Bylaws, for all expenses actually and reasonably incurred in any action or proceeding in which the director or officer is or may be involved by reason of the fact that he or she is or was a U.S. Holdco director or officer, on the terms and conditions set forth in the Holdco Indemnification Agreements. Further, U.S. Holdco agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Holdco Indemnification Agreements. The Holdco Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing descriptions of the Deeds of Indemnification and the Holdco Indemnification Agreements are general descriptions only and are qualified in their entirety by reference to the forms of the Deed of Indemnification and Indemnification Agreement, respectively, which are filed as Exhibits 10.4 and 10.5 hereto, respectively, and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2014, pursuant to the to the Agreement and Plan of Merger, dated February 17, 2014, by and among Actavis, Forest, Tango US Holdings Inc., a Delaware corporation (“US Holdings”), Tango Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), and Merger Sub 2 (“together with Merger Sub 1, the “Merger Subs”) (the “Merger Agreement”), Merger Sub 1 merged with and into Forest (the “First Merger”) and, immediately following the First Merger, Forest merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company (the “Second Merger,” and together with the First Merger, the “Mergers,” and Merger Sub 2, as the surviving company, the “Surviving Company”). Following the Mergers, Merger Sub 2 is an indirect wholly owned subsidiary of Actavis.

As previously disclosed, pursuant to the Merger Agreement, each holder of a share of Forest common stock issued and outstanding immediately prior to the First Merger (other than dissenting shares) had the right to elect to receive as a result of the First Merger either: (1) a combination of $26.04 in cash plus 0.3306 of an Actavis ordinary share (the “Standard Election Consideration”); (2) $86.81 in cash (the “Cash Election Consideration”); or (3) 0.4723 Actavis ordinary shares (the “Stock Election Consideration”), subject to the proration procedures set forth in the Merger Agreement (together, the “Merger Consideration”). Shares of Forest common stock with respect to which no election was made were deemed to elect the Standard Election Consideration. Forest stockholders who elected to receive the Stock Election Consideration were subject to proration to ensure that the total amount of cash paid and the total number of Actavis shares issued to Forest stockholders as a whole were equal to the total amount of cash and number of Actavis shares that would have been paid and issued if all Forest stockholders received the Standard Election Consideration.

The election deadline for the Merger Consideration was 5:00 pm New York time, June 27, 2014. Based on the final results of the Merger Consideration elections and the terms of the Merger Agreement:

•	holders of approximately 72.78% of the outstanding Forest common stock, or approximately 197,607,707 shares, elected to receive the Stock Election Consideration, which, after giving effect to the prorations, entitles each holder to $25.67 in cash plus 0.3326 of an Actavis ordinary share, with fractions of an Actavis ordinary share being cashed out at $219.00 per whole share;

•	holders of approximately 0.44% of the outstanding Forest common stock, or approximately 1,202,340 shares, elected to receive the Cash Election Consideration, which entitles each holder to $86.81 in cash;

•	holders of approximately 13.81% of the outstanding Forest common stock, or approximately 37,487,783 shares, elected to receive the Standard Election Consideration, with fractions of an Actavis ordinary share being cashed out at $219.00 per whole share;

•	holders of approximately 12.97% of the outstanding Forest common stock, or approximately 35,228,456 shares, did not make a valid election or did not deliver a valid election form prior to the election deadline and will receive the Standard Election Consideration.

The issuance of Actavis ordinary shares in connection with the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Actavis’ registration statement on Form S-4 (File No. 333-194781) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on May 2, 2014. The definitive joint proxy statement/prospectus of Actavis, dated May 2, 2014, that forms a part of the Registration Statement contains additional information about the Mergers and the other transactions contemplated by the Merger Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Actavis and Forest in the Mergers.

Prior to the Mergers, Forest’s common stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on the New York Stock Exchange (the “NYSE”). Forest common stock was suspended from trading and delisted from the NYSE prior to the open of trading on July 1, 2014. Forest expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the Forest common stock.

The foregoing description of the Merger Agreement and the Mergers does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to Actavis’ current report filed on Form 8-K dated as of February 18, 2014, and incorporated herein by reference.

Actavis’ news release announcing the final results of the Merger Consideration elections is furnished as Exhibit 99.3 to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Mergers, on July 1, 2014, each issued and outstanding share of Forest common stock was converted into the right to receive, at the election of the holder thereof and subject to proration and adjustment procedures, (i) the Standard Election Consideration, which is 0.3306 of an Actavis ordinary share and $26.04 in cash, without interest, (ii) the Stock Election Consideration, which is 0.4723 of an Actavis ordinary share or (iii) the Cash Election Consideration, which is $86.81 in cash, without interest, in exchange for such share of Forest common stock. The proration and adjustment procedures are set forth in the Merger Agreement and described in the Joint Proxy Statement/Prospectus (as defined below). The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

The issuance of Actavis ordinary shares in connection with the Mergers was registered under the Securities Act, pursuant to the Registration Statement filed with the SEC and declared effective on May 2, 2014. The definitive joint proxy statement/prospectus of Actavis, dated May 2, 2014, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Mergers and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Actavis and Forest in the Mergers.

Actavis’ ordinary shares and Forest’s common stock were registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE. Forest common stock was suspended from trading prior to the open of trading on July 1, 2014. Forest expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the Forest common stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d) As previously announced, Sigurdur Olafsson has elected to leave Actavis in connection with the Forest transaction. On June 30, 2014, Actavis relieved Mr. Olafsson of his duties as a director and as President, Actavis Pharma, and in connection therewith, Mr. Olafsson resigned from his roles at Actavis. Mr. Olafsson’s resignation was not the result of any disagreement with Actavis, its management or the board of directors (the “board”). Pursuant to the terms of the retention letter agreement entered into between Mr. Olafsson and Actavis, Mr. Olafsson is entitled to certain retention bonus payments as disclosed in the Current Report on Form 8-K filed by Actavis on May 22, 2014.

Effective immediately following the Merger, the board has appointed Brenton L. Saunders, Christopher J. Coughlin and Nesli Basgoz, M.D. to serve as members of the board until the 2015 annual meeting of Actavis shareholders or such director’s earlier resignation, removal or death. Messrs. Saunders and Coughlin and Dr. Basgoz were appointed pursuant to the terms of the Merger Agreement, which required Actavis to take action necessary to cause Mr. Saunders and two other Forest directors to become members of the Actavis board immediately after the Merger. As an executive officer of Actavis, Mr. Saunders will not serve on any of the board’s committees. The board expects to appoint each of Mr. Coughlin and Dr. Basgoz to committees of the board at its next regularly scheduled meeting.

Mr. Saunders, 44, has been the President and Chief Executive Officer of Forest since October 2013 and a member of the board of directors of Forest since 2011. Previously, Mr. Saunders served as Chief Executive Officer and as a board member of Bausch + Lomb Incorporated from March 2010 until August 2013, and as a senior executive with Schering-Plough from 2003 to 2010, most recently as President of Global Consumer Health Care. He also served as Head of Integration for both Schering-Plough’s merger with Merck & Co. and for its $16 billion acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of the Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care between 1998 and 1999 and a co-founder of the Health Care Compliance Association in 1995. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. In addition to the Bausch + Lomb board, he serves on the boards of ElectroCore LLC and the Overlook Hospital Foundation. He is also the former Chairman of the New York chapter of the American Heart Association. He is also a member of the Board of Trustees of the University of Pittsburgh. He received a B.A. from the University of Pittsburgh, an M.B.A. from Temple University School of Business, and a J.D. from Temple University School of Law.

Mr. Coughlin, 60, served as an advisor to Tyco International from 2010 until September 30, 2012. He was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies and provided financial leadership surrounding major transactions, including the $2 billion acquisition of Broadview Security, among many other responsibilities and accomplishments. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004 and as a director from July 2003 to July 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. From 1981 to 1996 he held various positions, including Chief Financial Officer, at Sterling Drug. Mr. Coughlin is currently serving as the lead independent director on the board of Dun & Bradstreet, where he is a former member of the Audit Committee, chairs the Board Affairs Committee, and is a member of the Compensation and Benefits Committee. He also serves on the board of Covidien plc, where he is Chair of the Compliance Committee and a member of its Transaction Committee. In addition, Mr. Coughlin previously served on the boards of the Interpublic Group of Companies, Monsanto Company and Perrigo Company. Mr. Coughlin has a B.S. in accounting from Boston College.

Dr. Basgoz, 55, is the Associate Chief for Clinical Affairs, Division of Infectious Diseases at Massachusetts General Hospital (MGH) and serves on the hospital’s Board of Trustees. In addition, Dr. Basgoz is an Associate Professor of Medicine at Harvard Medical School. Previously, she served as Clinical Director in the Infectious Diseases Division of MGH for six years. Dr. Basgoz earned her M.D. Degree and completed her residency in internal medicine at Northwestern University Medical School. She also completed a fellowship in the Infectious Diseases Division at the University of California at San Francisco. She is board certified in both infectious diseases and internal medicine.

Effectively immediately following the Merger, Mr. Saunders has entered into an employment agreement with Actavis, Inc., a wholly-owned subsidiary of Actavis, the terms of which are described in further detail below.

Mr. Coughlin and Dr. Basgoz will receive compensation as non-employee directors of the Actavis board in accordance with the terms of Actavis’ director compensation program, the terms of which were previously disclosed in the Actavis Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2014, as revised by material filed with the SEC on Schedule 14A on April 11, 2014.

(c) The board also appointed the following new officers, effectively immediately following the Merger:

•	Paul Bisaro, former Chairman and Chief Executive Officer of Actavis, became Executive Chairman of Actavis and its subsidiaries (“Actavis Group”) and remained a member of the Board.

•	Brenton Saunders, former CEO and President of Forest, became CEO and President of Actavis Group, and a member of the Board.

•	Robert Stewart, former President, Actavis Global Operations, became Chief Operating Officer.

•	William Meury, former Executive Vice President, Sales and Marketing, of Forest, became Executive Vice President Commercial, North American Brands.

•	David Buchen, former Chief Legal Officer of Actavis, became Executive Vice President Commercial, North American Generics and International.

•	R. Todd Joyce retained his position as Chief Financial Officer.

Actavis previously disclosed the biographical information for each of the foregoing officers in the Current Report on Form 8-K filed with the SEC on May 22, 2014. Pursuant to the terms of the Merger Agreement, Actavis agreed to provide continuing Forest employees with compensation and employee benefits on terms no less favorable than similarly situated employees at Forest.

(e)

Employment Agreements with Paul M. Bisaro and Brenton L. Saunders

In connection with the Merger, Actavis, Inc., a wholly-owned subsidiary of Actavis, entered into employment agreements with Brenton Saunders and Paul Bisaro (the “Executives”) effective July 1, 2014 (the “Employment Agreements”). Under the Employment Agreements, Mr. Saunders will serve as President and Chief Executive Officer of Actavis Group, and Mr. Bisaro will serve as Executive Chairman of Actavis Group. Additionally, during the term of the Employment Agreements, which expire on December 31, 2019, unless terminated earlier, each Executive will be nominated for election as a director of Actavis. Mr. Saunders’ Employment Agreement supersedes the employment agreement between Forest and Mr. Saunders, which was previously entered into on October 1, 2013, and Mr. Bisaro’s Employment Agreement supersedes the employment agreement which was previously entered into between Watson Pharmaceuticals, Inc. and Mr. Bisaro as of November 12, 2012.

Under the Employment Agreements, Mr. Saunders and Mr. Bisaro each will (i) receive an annual base salary of $1,000,000 and $750,000, respectively, subject to periodic review by the Compensation Committee of the board beginning in fiscal year 2015; (ii) be eligible to receive annual cash incentive compensation payments with a target award opportunity of 150% and 140%, respectively, of each Executive’s respective base salary, a threshold award opportunity of 0% of the target award opportunity, and a maximum award opportunity of 225% of the target award opportunity, which in each case will be payable based upon the attainment of corporate financial targets and broad strategic initiatives established by the Compensation Committee; (iii) receive an equity grant consisting of (A) performance-based restricted stock units, which will have an aggregate grant date fair value of $25,650,000 and $19,125,000, respectively, and (B) options to purchase ordinary shares of Actavis, par value $0.0001 per share, having an aggregate grant date fair value of $8,550,000 and $6,375,000, respectively; and (iv) receive merger success awards with target values of $15,000,000 and $10,500,000, respectively, and the opportunity to earn up to a maximum of 200% of the target award (see “Merger Success Awards” below). In addition, the Executives will be entitled to (i) financial and tax planning services; (ii) an automobile and a driver; (iii) an annual $110,000 private air transportation allowance for personal use; (iv) up to five weeks of vacation annually; and (v) any other benefits and perquisites made available to other senior executives.

Under Mr. Saunders’ Employment Agreement, if Mr. Saunders’ employment is terminated without “cause” or Mr. Saunders resigns for “good reason” (as defined in the Employment Agreements) at any time between July 1, 2014 and July 1, 2017, subject to Mr. Saunders’ execution, delivery, and non-revocation of a general release of claims within 60 days of his termination and his continued compliance with the covenants set forth in the Employment Agreements, and provided that the benefits received shall not be less than the severance benefits Mr. Saunders would have received pursuant to his previous agreement if his employment had been terminated on July 1, 2014, Mr. Saunders will be entitled to the following payments and benefits:

•	the amount of any accrued compensation obligations to Mr. Saunders through the termination date, consisting of unpaid base salary, a pro-rated “highest annual bonus” (as defined in employment agreement between Forest Laboratories, Inc. and Mr. Saunders), and other accrued compensation through the termination date;

•	a lump-sum payment in an amount equal to three times the sum of Mr. Saunders’ then-current annual base salary and highest annual bonus;

•	subsidized healthcare continuation coverage for Mr. Saunders and his eligible dependents for 36 months after his termination date, or longer if so provided by the terms of the applicable plan, program, practice or policy; and

•	reasonable outplacement benefits until no later than Actavis’ second taxable year following the taxable year in which Mr. Saunders terminates.

If either Executive’s employment is terminated without cause or he resigns for good reason, at any time after July 1, 2017 and until the end of the agreement term for Mr. Saunders, or at any time after July 1, 2014 and until the end of the agreement term for Mr. Bisaro, then subject to the same general release and compliance with applicable covenants requirements, the Executive will be entitled to the following payments and benefits:

•	the amount of any accrued compensation obligations through the termination date (including a pro-rated bonus for Mr. Bisaro);

•	a lump-sum payment in an amount equal to two times the sum of the Executive’s then-current base salary and target bonus amount;

•	subsidized healthcare continuation coverage for the Executive and his eligible dependents for up to 24 months after his termination date; and

•	all Actavis equity awards held at the time of the termination will be treated in accordance with the terms set forth in the applicable award agreements.

In the event the Executive’s employment is terminated without cause or resigns for good reason at any time after July 1, 2017 and until the end of the agreement term for Mr. Saunders, or at any time after July 1, 2014 and until the end of the agreement term for Mr. Bisaro, and if the termination occurs within 90 days prior to or 12 months following a “change of control” (as defined in the Employment Agreements), then subject to the same general release and compliance with applicable covenants requirements, the Executive will be entitled to the same payments and benefits as in the non-change in control context, except that (i) the lump-sum cash payment will instead equal three times the sum of the Executive’s then-current base salary and target bonus amount; and (ii) subsidized healthcare continuation coverage for the Executive and his eligible dependents will be provided for up to 36 months. To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the Executive than receiving the full amount of such payments.

At least three (3) months prior to the expiration of the agreement, the Executive and Actavis, Inc. shall notify the other of the intention to extend the agreement, and any proposed changes to the terms and conditions contained in the agreement. If the Executive and Actavis, Inc. intend to extend the agreement, or enter into a new employment agreement, but have not done so prior to the expiration of the agreement, the Executive will continue to be employed on the same terms until the agreement is extended, a new employment agreement is entered into, or written notice of termination of the Executive is provided by the Executive or Actavis, Inc. If Actavis, Inc. elects not to continue the Executive’s employment following the expiration of the agreement on the same terms as specified in the agreement or mutually agreeable terms, the Executive is entitled to: (i) earned but unpaid amounts, (ii) all unreimbursed expenses, (iii) a prorated bonus, and (iv) the severance payable to the Executive under the agreement if the Executive’s employment had terminated without cause or the Executive resigned for good reason at any time after July 1, 2017 and until the end of the agreement term for Mr. Saunders, or at any time after July 1, 2014 and until the end of the agreement term for Mr. Bisaro, outside of the change of control context. If the Executive elects to retire following the expiration of the agreement, does not elect to enter into a new employment agreement, or extends the agreement for less than three (3) years, the Executive will be entitled to all earned but unpaid amounts, all unreimbursed expenses and a prorated bonus. If Actavis, Inc. elects not to continue the Executive’s employment after the expiration of the agreement, any unvested equity granted prior to the Executive’s termination will continue to vest provided the Executive signs a general release and complies with applicable covenants.

In the event Mr. Bisaro ceases to serve as Executive Chairman and instead becomes a non-employee director during the performance period of the performance-based restricted stock units granted as part of the Merger Success Awards, Mr. Bisaro and the Compensation Committee of the board will determine in good faith a reduced number of the following awards that will continue to vest: (a) Merger Success Awards, (b) the options and restricted stock awards granted in March 2014 under Mr. Bisaro’s prior employment agreement and (c) the options and Closing Date PSUs described under “Equity Awards” below.

The Employment Agreements provide that each Executive will be subject to limitations on soliciting or interfering with Actavis’ employees, customers, suppliers, licensees, or other business associates for a one-year period following the Executive’s termination of employment. The Executive will be restricted from competing with Actavis for a one-year period following any termination that entitles the Executive to severance under his Employment Agreement (or any termination which does not entitle the Executive to severance under his Employment Agreement, provided Actavis elects to provide the Executive with a payment equal to the sum of the Executive’s then-current base salary and target bonus). Additionally, for the 24 months following the Executive’s termination of employment, the Executive must comply with specified non-disparagement and cooperation covenants. Under the Employment Agreements, Actavis, Inc. will reimburse each Executive for up to $15,000 in legal fees and expenses incurred in connection with the negotiation and preparation of the Executive’s Employment Agreement.

The foregoing summary of the Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Employment Agreements, which are attached hereto as Exhibits 10.6 and 10.7, and are incorporated by reference herein.

Merger Success Awards

In connection with the Merger, the compensation committee of the Actavis board approved the grant of Merger Success Awards to certain executives, including Messrs. Saunders, Bisaro, Stewart, Meury, Buchen and Joyce, to be settled in cash or Actavis ordinary shares of an equivalent fair market value, at the discretion of the compensation committee, based on the achievement of pre-established synergy cost savings and total shareholder return (relative to a pre-established peer group) goals during the performance period, which commences on the closing date of the Merger and continues through December 31, 2017. The Merger Success Awards granted upon the closing of the Merger were expressed in U.S. dollar value, with target award values as follows: Mr. Saunders ($15,000,000); Mr. Bisaro ($10,500,000); and each of Messrs. Stewart, Meury, Buchen and Joyce ($5,000,000), and the opportunity to earn up to a maximum of 200% of the respective officer’s target award.

Equity Plans

In connection with the Merger, Actavis assumed all outstanding Forest equity awards (the “Legacy Forest Awards”) and their corresponding equity award plans.

Forest Plan Amendment and Form of PRSU Agreement

Effective immediately following the consummation of the Merger, Merger Sub 2, as successor to Forest, amended the Forest Laboratories, Inc. 2007 Equity Incentive Plan (as amended August 15, 2013) (the “Forest Plan”). The amended plan includes the following changes:

•	A committee of at least two members of the Actavis board who qualify as outside directors will administer the Forest Plan, except in the case of awards granted to outside directors, in which case the Actavis board will administer the Forest Plan;

•	For awards granted on or after July 1, 2014 (the closing date of the Merger), or which become effective on or after such date, the awards will become fully vested and immediately exercisable if the grantee incurs a “qualified termination” (as defined in the Forest Plan) within two years following a change in control (rather than three years);

•	The definition of a “change in control” was conformed to the definition contained in Paul Bisaro and Brent Saunders’ employment agreements; and

•	The definition of a “qualified substitute award” was amended so that the qualified substitute award will become fully vested if the grantee of the award incurs a qualified termination within two years following the grant of the qualified substitute award (rather than three years).

Amended and Restated 2013 Incentive Award Plan of Actavis plc

Effective as of the consummation of the Merger, the compensation committee of the Actavis board adopted the Amended and Restated 2013 Incentive Award Plan of Actavis plc (the “Amended and Restated Actavis Plan”), subject to the approval of Actavis shareholders within twelve (12) months after the board’s adoption of such plan.

Under the Amended and Restated Actavis Plan, the aggregate number of ordinary shares available for issuance will be reduced by (i) 2.45 shares for each ordinary share delivered in settlement of any full value Legacy Forest Award and (ii) 1.0 ordinary shares for each share delivered in settlement of any Legacy Forest Award comprised of an option, stock appreciation right or dividend equivalent award (with “full value award” referring to any award other than an option, stock appreciation right or dividend equivalent right). In the event of any cancellation, termination, expiration or forfeiture of any full value Legacy Forest Award, any shares subject to such award at such time will be made available for future grants under the Amended and Restated Actavis Plan on the basis of 2.45 shares for each share subject to such full value award.

All awards other than Legacy Forest Awards are unaffected, and continue to reduce the number of shares available for awards under the Amended and Restated Actavis Plan by one share for each share issued or issuable, regardless of the award type.

As with the amended Forest Plan, the definition of a “change in control” in the Amended and Restated Actavis Plan was conformed to the definition contained in Messrs. Bisaro and Saunders’ employment agreements.

In addition to the foregoing changes, the Amended and Restated Actavis Plan provides for grants of “other cash-based awards” (as defined therein), which authorizes the compensation committee of the board to grant the Merger Success Awards described above and other cash-based awards, subject to shareholder approval of the Amended and Restated Actavis Plan. If shareholder approval is not obtained within twelve (12) months after the Actavis board’s adoption of the Amended and Restated Actavis Plan, all such Merger Success Awards will become null and void. The maximum value of any other cash-based award to a Section 162(m) participant for any fiscal year is $50,000,000.

Other changes made to the Amended and Restated Actavis Plan and to the Actavis forms of performance vesting restricted stock unit award and option agreements were intended to conform the qualified termination, change in control and qualified substitute award provisions to those of the Forest Plan and Amended and Restated Actavis Plan.

Equity Awards

In recognition of certain executives’ contributions to ensuring the success of the Merger and as a retention and performance incentive, certain performance-based awards (“Closing Date PSUs”) are being granted to continuing Actavis executives under the Amended and Restated Actavis Plan and to legacy Forest executives under the Forest Plan, effective on the closing date of the Merger. The Closing Date PSUs will vest as to one-third of the total grant on each of December 31, 2017, 2018 and 2019, subject to the achievement by Actavis of certain performance criteria tied to the compound annual growth rate in the company’s adjusted share price over the performance period, which begins on July 1, 2014 and ends on September 1, 2017, except that, in order to protect executives from share price volatility in the final year of the performance period, the performance period for a portion of the award will be deemed to end (and the performance criteria will be deemed satisfied) on each of March 1 and June 1, 2017 if the adjusted share price exceeds the target share price on such dates. Each Closing Date PSU represents the right to receive ordinary shares in an amount equal to the product obtained by multiplying the applicable performance multiple (ranging from 10% to 300%) by the target number of shares underlying the Closing Date PSU grant. Target award values for the Closing Date PSUs granted to the aforementioned officers were as follows: Mr. Saunders ($25,650,000), Mr. Bisaro ($19,125,000), Mr. Stewart ($6,300,000), Mr. Buchen ($5,400,000), Mr. Meury ($4,725,000) and Mr. Joyce ($4,162,500).

In connection with the closing of the Merger, the compensation committee of the board also awarded option grants to each of the following officers, expressed in U.S. dollar value, with the number of options to be determined based on the Black-Scholes value of an option on June 30, 2014: Mr. Saunders ($8,550,000), Mr. Bisaro ($6,375,000), Mr. Stewart ($2,100,000), Mr. Buchen ($1,800,000), Mr. Meury ($1,575,000) and Mr. Joyce ($1,387,500). The options will vest in five equal annual installments commencing on the first anniversary of the grant date.

Item 7.01. Regulation FD Disclosure.

Actavis’ news release announcing the completion of the Mergers is furnished as Exhibit 99.1 to this Form 8-K.

The information in the news release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited consolidated balance sheets of Forest and its subsidiaries as of March 31, 2014 and March 31, 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years ended March 31, 2014, March 31, 2013 and March 31, 2012, the Notes to Consolidated Financial Statements and the Report of Independent Registered Public Accounting Firm are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated by reference herein.

The unaudited interim consolidated financial statements of Forest and its subsidiaries as of December 31, 2013 and March 31, 2013 and for the three months and nine months ended December 31, 2013 and December 31, 2012 and the consolidated financial statements of Aptalis Holdings, Inc. (“Aptalis”) and its subsidiaries as of September 30, 2013 and 2012 and for the year ended September 30, 2013, and the unaudited interim consolidated balance sheets of Aptalis and its subsidiaries as of December 31, 2013 and December 31, 2012 and for the three months ended December 31, 2013 and December 31, 2012, were in each case previously included in the Current Report on Form 8-K filed by Actavis on March 25, 2014. Accordingly, no additional financial statements are required to be included herein.

(b)	Pro Forma Financial Information

The pro forma financial information of Actavis that is required by this Item is substantially the same as the pro forma information that was included in the Current Report on Form 8-K filed by Actavis on June 10, 2014. Accordingly, no additional pro forma information of Actavis is required to be included herein.

(d)	Exhibits:

Exhibit No.	Description

2.1	Merger Agreement, dated February 17, 2014, by and among Actavis plc, Forest Laboratories, Inc., Tango US Holdings Inc., Tango Merger Sub 1 LLC and Tango Merger Sub 2 LLC (incorporated by reference to Exhibit 2.1 of Actavis plc’s February 17, 2014 Current Report on Form 8-K).

4.1	Second Supplemental Indenture, between Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.2	Second Supplemental Indenture, between Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.3	Second Supplemental Indenture, between Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

Exhibit No.	Description

4.4	Third Supplemental Indenture, among Actavis plc, Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.5	Third Supplemental Indenture, among Actavis plc, Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.6	Third Supplemental Indenture, among Actavis plc, Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

10.1	Second Amendment Agreement, by and among Actavis Capital S.à r.l., Actavis, Inc., Actavis plc, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of June 30, 2014.

10.2	Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, by and among Actavis plc, Warner Chilcott Limited, Actavis Capital S.à r.l., Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, dated as of June 30, 2014.

10.3	Cash Bridge Credit and Guaranty Agreement, by and among Warner Chilcott Limited, Actavis Capital S.à r.l., Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, dated as of June 30, 2014.

10.4	Form of Deed of Indemnification, Actavis plc.

10.5	Form of Indemnification Agreement, Actavis W.C. Holding Inc.

10.6	Employment Agreement between Actavis, Inc. and Paul M. Bisano, dated June 30, 2014.

10.7	Employment Agreement between Actavis, Inc. and Brenton L. Saunders, dated June 30, 2014.

23.1	Consent of BDO USA, LLP.

99.1	Press Release issued by Actavis plc on July 1, 2014.

99.2	Press Release issued by Actavis plc on July 1, 2014.

99.3	Press release issued by Actavis plc on July 2, 2014.

99.4	Audited consolidated balance sheets of Forest Laboratories, Inc. as of March 31, 2014 and March 31, 2013, consolidated statements of operations and comprehensive income (loss) and statements of stockholders’ equity of Forest Laboratories, Inc. for the years ended March 31, 2014, March 31, 2013 and March 31, 2012 and consolidated statements of cash flows of Forest Laboratories, Inc. for the years ended March 31, 2014, March 31, 2013 and March 31, 2012, together with the notes thereto, and Schedule II (incorporated by reference to the Annual Report on Form 10-K filed by Forest Laboratories, Inc. (SEC File No. 001-05438) on May 30, 2014).

FORWARD-LOOKING STATEMENTS

Statements contained in this communication that refer to Actavis’ estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Forest acquisition, including future financial and operating results, and Actavis’ plans, objectives, expectations and intentions. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; the ability to successfully integrate strategic transactions, including the Forest acquisition and the ability to recognize the anticipated synergies and benefits of the Forest acquisition; the failure of the proposed transaction to close for any other reason; the anticipated size of the markets and continued demand for Actavis’ products, and the ability to successfully manage transitions to new products and markets; the impact of competitive products and pricing; access to available financing on a timely basis and on reasonable terms; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ products, including products acquired as part of the Forest acquisition; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Actavis’ consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and Current Report on Form 8-K filed on May 20, 2014 and from time to time in Actavis’ other investor communications, and in Forest Laboratories, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2014. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	ACTAVIS PLC

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated February 17, 2014, by and among Actavis plc, Forest Laboratories, Inc., Tango US Holdings Inc., Tango Merger Sub 1 LLC and Tango Merger Sub 2 LLC (incorporated by reference to Exhibit 2.1 of Actavis plc’s February 17, 2014 Current Report on Form 8-K).

4.1	Second Supplemental Indenture, between Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.2	Second Supplemental Indenture, between Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.3	Second Supplemental Indenture, between Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.4	Third Supplemental Indenture, among Actavis plc, Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.5	Third Supplemental Indenture, among Actavis plc, Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

4.6	Third Supplemental Indenture, among Actavis plc, Tango Merger Sub 2 LLC and Wells Fargo Bank, National Association, as trustee, dated July 1, 2014.

10.1	Second Amendment Agreement, by and among Actavis Capital S.à r.l., Actavis, Inc., Actavis plc, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of June 30, 2014.

10.2	Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, by and among Actavis plc, Warner Chilcott Limited, Actavis Capital S.à r.l., Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, dated as of June 30, 2014.

10.3	Cash Bridge Credit and Guaranty Agreement, by and among Warner Chilcott Limited, Actavis Capital S.à r.l., Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, dated as of June 30, 2014.

10.4	Form of Deed of Indemnification, Actavis plc.

10.5	Form of Indemnification Agreement, Actavis W.C. Holding Inc.

10.6	Employment Agreement between Actavis, Inc. and Paul M. Bisano, dated June 30, 2014.

10.7	Employment Agreement between Actavis, Inc. and Brenton L. Saunders, dated June 30, 2014.

23.1	Consent of BDO USA, LLP.

99.1	Press Release issued by Actavis plc on July 1, 2014.

99.2	Press Release issued by Actavis plc on July 1, 2014.

99.3	Press release issued by Actavis plc on July 2, 2014.

99.4	Audited consolidated balance sheets of Forest Laboratories, Inc. as of March 31, 2014 and March 31, 2013, consolidated statements of operations and comprehensive income (loss) and statements of stockholders’ equity of Forest Laboratories, Inc. for the years ended March 31, 2014, March 31, 2013 and March 31, 2012 and consolidated statements of cash flows of Forest Laboratories, Inc. for the years ended March 31, 2014, March 31, 2013 and March 31, 2012, together with the notes thereto, and Schedule II (incorporated by reference to the Annual Report on Form 10-K filed by Forest Laboratories, Inc. (SEC File No. 001-05438) on May 30, 2014).